Suite 1100, 4710 Kingway Burnaby, BC, Canada V5H 1M2 Tel: +1.604.684.2449 Fax: +1.604.684.9314 URL: www.visiphor.com

NEWS RELEASE: FOR IMMEDIATE DISTRIBUTION

VISIPHOR RECEIVES ADDITIONAL FUNDS

VANCOUVER, CANADA, April 23, 2007 – Visiphor Corporation (“Visiphor” or the “Corporation”) (OTCBB: VISRF; TSX-V: VIS; DE: IGYA) announces today that it has raised $133,333 cash in the form of loans. Of the $133,333 received, $60,667 is from insiders of the company. Visiphor also announces today that it has granted a total of 910,000 options to officers and directors of the Company at an exercise price of $0.10 with an expiry date of April 19, 2010. One third of these options will vest immediately, one third will vest one year from the date of grant, and the final third will vest two years from the date of grant. The common shares underlying the options will have a four month hold period that expires on August 19, 2007. Of the 910,000 options granted, 303,333 options were exercised and provided the company with additional funds.

About Visiphor

Visiphor software products and services deliver practical, rapidly deployable solutions that integrate business processes and databases. The Company’s solutions focus on disparate process and data management problems that exist in government, law enforcement, security, health care and financial services. Using industry standard Web Services and Service Oriented Architecture (“SOA”), Visiphor delivers a secure and economical approach to true, real-time application interoperability.

Visiphor is a Microsoft Gold Certified Partner. For information about Visiphor or the Company’s products and services, please visit www.visiphor.com.

ON BEHALF OF THE BOARD OF DIRECTORS

“Oliver ‘Buck’ Revell”

Chairman, Visiphor Corporation

Investor and Media Inquiries:

Roy Trivett, CEO

Visiphor Corporation

Phone: +1-604-684-2449 Ext. 234

E-mail: roy.trivett@visiphor.com

The TSX Venture Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of this news release.

Forward Looking Statements: This press release may contain statements that constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. In some cases you can identify forward-looking statements by the use of words such as “may,” “will,” “should,” “could,” “expect,” “plan,” “estimate,” “predict,” “potential,” continue,” “believe,” “anticipate,” “intend,” “expect,” or the negative or other variations of these words, or other comparable words or phrases. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include the risks and uncertainties described in Visiphor Corporation’s Form 10-KSB filed with the United States Securities and Exchange Commission. Although the Company believes that expectations reflected in its forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance, achievements or other future events. Moreover, neither the Company nor anyone else assumes responsibility for the accuracy and completeness of these forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.